EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of CVR GP, LLC
and
The Unitholders of CVR Partners, LP
and
The General Partner of CVR Partners, LP:

        We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the headings "Summary Historical Consolidated Financial Information" and "Experts" in the prospectus.

/S/ KPMG LLP

Houston, Texas
February 28, 2013